UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2017

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2017, the board of directors (the “Board”) of Hilton Worldwide Holdings Inc. (the “Company”), upon the recommendation of the Board’s nominating and corporate governance committee, appointed Melanie L. Healey to the Board, effective September 1, 2017, with a term that expires at the Company’s 2018 annual meeting of stockholders or until her successor is duly elected and qualified. The Board affirmatively determined that Ms. Healey is independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. Ms. Healey will be entitled to receive in respect of 2017 a prorated portion of the $95,000 annual cash retainer under the Company’s annual compensation program for eligible non-employee directors and a prorated portion of the $150,000 annual equity-based award (payable in deferred share units) under the program. The material terms of the deferred share units are the same as those granted to the Company’s current eligible non-employee directors and described in the Company’s definitive proxy statement for its 2017 annual meeting of stockholders and as provided under the form of deferred share unit agreement under the Hilton 2017 Omnibus Incentive Plan previously filed with the SEC. Ms. Healey will serve on the Board’s compensation committee, for which she will receive in respect of 2017 a prorated portion of the $7,500 annual cash retainer for serving on that committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/S/ KRISTIN A. CAMPBELL
Name:	Kristin A. Campbell
Title:	Executive Vice President and General Counsel

Date: September 1, 2017